Courageous Innovation Q1 2022 Update May 2022 NASDAQ: OCGN

Forward Looking Statement 2 This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Ocugen may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Ocugen’s progress in advancing the review of COVAXIN™ and its other product candidates with the FDA, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, ability to timely enroll clinical trial participants, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates; the risk that Health Canada does not accept its New Drug Submission (“NDS”) for COVAXIN™ or that Ocugen may not be able to adequately resolve the deficiencies noted by Health Canada with respect to its NDS, for which Ocugen has provided responses that are currently under review by Health Canada; the risk that Ocugen may not be able to successfully commercialize COVAXIN™ in Mexico for adults over the age of 18 pursuant to Ocugen’s agreement with Bharat Biotech and the risk that Ocugen does not obtain emergency pediatric use for COVAXIN™ in Mexico for children between two and 18 years of age on a timely basis, if at all; the risk that the FDA does not lift the clinical hold on Ocugen’s Phase 2/3 immuno-bridging and broadening clinical trial for COVAXIN™ on a timely basis, if at all; risks associated with preliminary and interim data, including the possibility of unfavorable new clinical trial data and further analyses of existing clinical trial data; the risk that the results of in-vitro studies will not be duplicated in human clinical trials; the risk that clinical trial data is subject to differing interpretations and assessments, including during the peer review/publication process, in the scientific community generally, and by regulatory authorities; whether and when data from Bharat Biotech's clinical trials will be published in scientific journal publications and, if so, when and with what modifications; whether the data and results from the preclinical and clinical studies of COVAXIN™, which have been conducted by Bharat Biotech in India, will be accepted by regulatory authorities or otherwise sufficient to support Ocugen’s submissions for regulatory approvals or authorizations in the United States, Canada or Mexico; the size, scope, timing and outcome of any additional clinical trials or studies that Ocugen may be required to conduct to support regulatory approvals or authorizations; any additional chemistry, manufacturing, and controls information that Ocugen may be required to submit to regulatory authorities ; whether and when a BLA for COVAXIN™ will be submitted to or approved by the FDA; the risk that Ocugen may not be able to successfully negotiate and execute definitive transaction agreements for the acquisition of the manufacturing site on acceptable terms, if at all, and the ultimate terms and timing for closing of the transactions contemplated thereby; the risk that Ocugen will not be able to successfully close the acquisition of the manufacturing site; risks associated with the planned development and refurbishing of the manufacturing site, including that the expected costs for such development may be greater than currently contemplated or that the planned development may take longer than expected or fail to be completed on a timely basis, if at all; and the risk that Ocugen will not be able to scale production for such manufacturing site to adequately support manufacturing of its product candidates or the other products that may in the future be manufactured at such manufacturing site; whether developments with respect to the COVID-19 pandemic will affect the regulatory pathway available for vaccines in the United States, Canada, Mexico or other jurisdictions; market demand for COVAXIN™ in the United States, Canada or Mexico; decisions by the regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of COVAXIN™ in the United States, Canada or Mexico, including development of products or therapies by other companies. These and other risks and uncertainties are more fully described in Ocugen’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that Ocugen files with the SEC. Any forward-looking statements that Ocugen makes in this presentation speak only as of the date of this presentation. Except as required by law, Ocugen assumes no obligation to update forward-looking statements contained in this presentation whether as a result of new information, future events, or otherwise, after the date of this presentation.

We’re Here to Make an Impact Through Courageous Innovation 3

4 Business update on COVAXIN™ (BBV152) The Company is working with the FDA to address questions arising from WHO’s inspection of BBIL’s manufacturing facility in order to continue with OCU- 002 clinical trial Planning to commercialize COVAXIN™ in Mexico in 2022, following the broadening of the Ocugen Territory which now covers all of North America Teams are poised for continuing OCU-002 once path forward is clarified with regulators

5 Business update on the Ophthalmology Portfolio First and second patients dosed in Phase 1/2 clinical trial studying OCU400 for the treatment of retinitis pigmentosa resulting from genetic mutations of NR2E3 and RHO Data Monitoring and Safety Board recommended OCU400-101 clinical trial to proceed with enrolling the remaining study subjects in the current cohort at the target dose level OCU410 initiating IND-enabling studies to support a future Phase 1/2 clinical trial

Financial Update 6

7 Financial Update Statement of Operations Three months ended March 31, 2022 2021 Research and development expense $7.9 $2.9 General and administrative expense 10.1 4.2 Net loss $(18.0) $(7.1) Net loss per share of common stock — basic and diluted $(0.09) $(0.04) Balance Sheet Data March 31, 2022 December 31, 2021 Cash, cash equivalents, and restricted cash $129.9 $95.1 Debt $1.7 $1.7 Shares outstanding 215.6 199.4 Unaudited; in millions, except per share amounts

Questions & Answers 8

May 2022 NASDAQ: OCGN Thank you!